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                                  EXHIBIT 23.1
                       CONSENT OF IGLER & DOUGHERTY, P.A.
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                             IGLER & DOUGHERTY, P.A.
                                Attorneys at Law
                              1501 PARK AVENUE EAST
                           TALLAHASSEE, FLORIDA 32301




                                     CONSENT

         We hereby consent to the references to this firm and our opinions in the Form SB-2 Registration Statement filed by Jacksonville Bancorp, Inc. ("Company"), and any amendments thereto regarding the issuance and registration of shares of common stock by the Company.




                                             IGLER & DOUGHERTY, P.A.



                                             /s/ Igler & Dougherty, P.A.
                                             ------------------------------

September 29, 1998